Exhibit 99.1

Staples, Inc. Announces Fourth Quarter and Full Year 2007 Performance

Fourth Quarter Sales Rose One Percent and Diluted EPS Increased Two Percent on a GAAP Basis

Fourth Quarter Sales Rose Eight Percent and Diluted EPS Increased 15 Percent on a Proforma Basis Excluding the Extra Week in 2006

FRAMINGHAM, Mass.--(BUSINESS WIRE)--Staples, Inc. (Nasdaq: SPLS) announced today the results for its fourth quarter (13 weeks), and fiscal year (52 weeks) ended February 2, 2008. Including the impact of an extra week of sales in the fourth quarter of 2006, total company sales grew one percent to $5.3 billion. North American Retail revenues decreased four percent and North American Delivery sales increased four percent. International sales increased 13 percent in US dollars and increased three percent in local currency. On a GAAP basis, total company net income of $333 million declined slightly from $336 million, and diluted earnings per share of $0.47 rose two percent compared to the fourth quarter of 2006.

Excluding $370 million of sales recorded during the 14th week in the fourth quarter of 2006, total company sales for the fourth quarter increased eight percent to $5.3 billion compared to the same quarter of 2006. Excluding North American Retail sales of $209 million and North American Delivery sales of $130 million recorded during the extra week in the fourth quarter of 2006, North American Retail sales increased four percent and North American Delivery sales increased 12 percent. Excluding International sales of $31 million recorded during the extra week in the fourth quarter of 2006, sales grew 18 percent in US dollars and increased eight percent in local currency. On a proforma basis to exclude the impact of the 14th week in the fourth quarter of 2006, diluted earnings per share of $0.47 rose 15 percent compared to 2006. Comparable store sales for the fourth quarter decreased six percent in North American Retail, and decreased one percent in Europe versus last year.

Dollar Amounts in Thousands
	Fourth Quarter Ended
	February 2, 2008	February 3, 2007			Change
	GAAP	GAAP	Less	Proforma	GAAP	Proforma
	(13 Weeks)	(14 Weeks)	14th Week	(13 Weeks)%		%
Sales:
North American Retail	$2,795,262	$2,909,668	$209,066	$2,700,602	-3.9%	3.5%
North American Delivery	1,717,203	1,657,696	129,577	$1,528,119	3.6%	12.4%
Inter-national Operations	811,977	718,555	31,132	$687,423	13.0%	18.1%
Consolidated	$5,324,442	$5,285,919	$369,775	$4,916,144	0.7%	8.3%

For fiscal year 2007, sales reached $19.4 billion, a seven percent increase compared to 2006. Full year North American Retail sales rose one percent and North American Delivery revenues increased 12 percent. International sales rose 16 percent in US dollars and grew seven percent in local currency. On a GAAP basis, total company net income increased to $996 million versus $974 million last year, and diluted earnings per share of $1.38 rose five percent versus 2006.

Excluding the 53rd week of sales in 2006, total company sales increased nine percent versus last year, North American Retail sales increased three percent, North American Delivery revenues increased 14 percent, and International sales grew 18 percent in US dollars or eight percent in local currency. On a proforma basis to exclude the impact of the previously disclosed settlement of California wage and hour class action litigation reported in the third quarter of 2007, as well as the 53rd week in 2006 and the impact of favorable tax events and the correction for prior years’ stock-based compensation reported in the third quarter of 2006, diluted earnings per share increased 15 percent to $1.42. Comparable store sales for the full year decreased three percent in North American Retail and increased two percent in Europe versus last year.

Dollar Amounts in Thousands
	Fiscal Year Ended
	February 2, 2008	February 3, 2007			Change
	GAAP	GAAP	Less	Proforma	GAAP	Proforma
	(52 Weeks)	(53 Weeks)	53rd Week	(52 Weeks)%		%
Sales:
North American Retail	$10,020,941	$9,893,107	$209,066	$9,684,041	1.3%	3.5%
North American Delivery	6,614,202	5,908,872	129,577	5,779,295	11.9%	14.4%
Inter-national Oper-ations	2,737,539	2,358,810	31,132	2,327,678	16.1%	17.6%
Consoli-dated	$19,372,682	$18,160,789	$369,775	$17,791,014	6.7%	8.9%

“We are pleased to deliver profitable growth in what turned out to be a challenging 2007,” said Ron Sargent, Staples’ chairman and chief executive officer. “We have a strong team dedicated to doing the right things for customers while investing in growth ideas.”

Key accomplishments in 2007:

Total Company

  Achieved record sales of $19.4 billion.
  Opened 159 stores worldwide, ending 2007 operating 2,038 stores.
  Recorded 2007 total company e-commerce sales of $5.6 billion, a 14 percent increase versus last year.
  Announced an agreement with Dell to be the exclusive supplier of Dell products in the office products channel.
  Launched “Security by Staples” providing innovative products and services to help reduce common information security threats.
  Continued to increase sales of Staples own brand merchandise, which now represents 22 percent of total company sales.
  Generated record free cash flow of $891 million after $470 million in capital expenditures.
  Returned $958 million to shareholders through $208 million dividend and $750 million in share repurchases.

North American Retail

  Achieved record sales of more than $10 billion.
  Opened 120 stores, which included 11 stores in the Denver market, our most recent market entry, and closed two stores, ending the year with 1,738 stores in North America.
  Opened three stand alone Copy & Print shops in New York City during 2007 and ended the year with a total of six Copy & Print shops.
  Rolled out “Business Cards in Minutes” in copy and print centers in all US stores.

North American Delivery

  Achieved record sales of more than $6.6 billion.
  Increased FY2007 operating income rate in North American Delivery by 21 basis points to 10.8 percent.
  Increased North American Delivery e-commerce sales by 14 percent to $5 billion or 75 percent of sales.
  Added promotional product offering through the strategic acquisition of American Identity.
  Opened two new fulfillment centers, in Denver and Nova Scotia, to support continued growth while maintaining excellent service.
  Recognized by J.D. Power and Associates for “outstanding customer service” in the call centers of all three North American Delivery businesses.

International

  Achieved record sales of more than $2.7 billion.
  Improved International operations operating income rate by 144 basis points to 3.6 percent for the full year.
  Opened three stores in Portugal, two stores in Netherlands, one store in Germany and one store in Belgium, and closed three stores in the UK during 2007, ending the year with 268 stores in Europe.
  Drove strong top-line growth and operating income rate expansion while achieving record service levels in European Catalog.
  Entered India through a joint venture with Future Group.
  Announced a joint venture with UPS and opened the first two StaplesUPS Express stores in China and ended the year with a total of 32 stores in China.
  Surpassed $200 million in sales in China, more than doubling 2006 performance.

The company also announced an annual cash dividend of $0.33 per share payable on April 17, 2008, to shareholders of record on March 28, 2008. This represents a 14 percent increase versus 2007.

Outlook

The company expects the weak economic climate to continue throughout 2008. Based on the cautious outlook, and continued investment in growth initiatives, the company now expects to achieve mid single-digit sales growth for 2008. The company expects to achieve high single-digit earnings per share growth for 2008, excluding the previously disclosed impact to 2007 earnings for the $38 million pre-tax charge ($24 million after-tax) related to the settlement of California wage and hour class action litigation. The company’s guidance for future periods excludes any potential impact relating to our previously announced proposal to acquire the ordinary shares of Corporate Express NV.

Presentation of Non-GAAP Information

This press release presents sales and earnings per share results both with and without the previously reported expense related to the settlement of California wage and hour class action litigation during the third quarter of 2007, as well as the extra week and previously reported tax rate benefit and stock-based compensation correction during 2006. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measures.” Management believes that the non-GAAP financial measures presented in this press release provide a more meaningful comparison of the company’s year-over-year performance. Management also uses these non-GAAP financial measures to evaluate the company’s core operating results against plan, to compare the company’s performance to that of its competitors, and to provide earnings guidance to the investing community.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 76,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2007 sales of $19.4 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 22 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates more than 2,000 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under the heading “Outlook” and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; economic conditions may cause a decline in business and consumer spending; we may be unable to continue to open new stores and enter new markets successfully; our growth may strain our operations; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; our debt level and operating lease commitments may impact our ability to obtain future financing and continue our growth strategy; our effective tax rate may fluctuate; our information security may be compromised; various legal proceedings may adversely affect our business and financial performance; we may not consummate our proposed acquisition of Corporate Express NV or realize any benefits if we do complete the acquisition; and those other factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)

	February 2,	February 3,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,245,448	$1,017,671
Short-term investments	27,016	457,759
Receivables, net	822,254	720,797
Merchandise inventories, net	2,053,163	1,919,714
Deferred income tax asset	173,545	141,108
Prepaid expenses and other current assets	233,956	174,314
Total current assets	4,555,382	4,431,363

Property and equipment:
Land and buildings	859,751	791,264
Leasehold improvements	1,135,132	996,434
Equipment	1,819,381	1,539,617
Furniture and fixtures	871,361	757,408
Total property and equipment	4,685,625	4,084,723
Less accumulated depreciation and amortization	2,524,486	2,110,602
Net property and equipment	2,161,139	1,974,121

Lease acquisition costs, net of accumulated amortization	31,399	33,579
Intangible assets, net of accumulated amortization	231,310	232,383
Goodwill	1,764,928	1,455,113
Other assets	292,186	270,706
Total assets	$9,036,344	$8,397,265

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,560,728	$1,486,188
Accrued expenses and other current liabilities	1,025,364	1,087,030
Debt maturing within one year	23,806	215,165
Total current liabilities	2,609,898	2,788,383

Long-term debt	342,169	316,465
Other long-term obligations	356,043	261,643
Minority interest	10,227	9,109

Stockholders' Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized;
no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued 867,366,103 shares at February 2, 2008 and 849,338,568 shares at February 3, 2007	520	510
Additional paid-in capital	3,720,319	3,338,412
Cumulative foreign currency translation adjustments	476,399	189,115
Retained earnings	4,793,542	4,005,424
Less: treasury stock at cost, 162,728,588 shares at February 2,
2008 and 130,605,591 shares at February 3, 2007	(3,272,773)	(2,511,796)
Total stockholders' equity	5,718,007	5,021,665
Total liabilities and stockholders' equity	$9,036,344	$8,397,265

STAPLES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Share Data)

	(Unaudited)
	Fourth Quarter Ended		Fiscal Year Ended
	February 2,	February 3,	February 2,	February 3,
	2008	2007	2008	2007
	(13 Weeks)	(14 Weeks)	(52 Weeks)	(53 Weeks)

Sales	$5,324,442	$5,285,919	$19,372,682	$18,160,789
Cost of goods sold and occupancy costs	3,774,751	3,739,977	13,822,011	12,966,788
Gross profit	1,549,691	1,545,942	5,550,671	5,194,001

Operating and other expenses:
Operating and selling	824,541	807,327	3,131,774	2,946,249
General and adminis-trative	204,308	211,155	854,984	770,268
Amortization of intangibles	3,983	4,748	15,664	14,415
Total operating expenses	1,032,832	1,023,230	4,002,422	3,730,932

Operating income	516,859	522,712	1,548,249	1,463,069

Other income (expense):
Interest income	11,831	15,910	46,726	58,839
Interest expense	(7,669)	(11,132)	(38,335)	(47,810)
Miscellaneous expense	(685)	(1,849)	(2,158)	(2,770)
Income before income taxes and minority interest	520,336	525,641	1,554,482	1,471,328
Income tax expense	187,321	189,230	559,614	497,972
Income before minority interest	333,015	336,411	994,868	973,356
Minority interest	(166)	(87)	(802)	(321)
Net Income	$333,181	$336,498	$995,670	$973,677

Earnings per common share
Basic	$0.48	$0.47	$1.41	$1.35
Diluted	$0.47	$0.46	$1.38	$1.32

Dividends declared per common share			$0.29	$0.22

Weighted average shares outstanding:

Basic	697,410,720	714,704,854	704,828,447	720,527,652

Diluted	710,563,111	734,107,022	720,202,271	739,678,366

STAPLES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)

	Fiscal Year Ended
	February 2,	February 3,
	2008	2007
Operating activities:
Net income	$995,670	$973,677
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	388,895	339,299
Stock-based compensation	173,343	168,736
Deferred income tax benefit	(8,788)	(65,401)
Excess tax benefits from stock-based compensation arrangements	(18,557)	(36,069)
Other	4,831	(365)
Change in assets and liabilities, net of companies acquired:
Increase in receivables	(64,293)	(128,010)
Increase in merchandise inventories	(30,175)	(191,957)
Increase in prepaid expenses and other assets	(89,558)	(44,298)
Increase in accounts payable	295	34,379
(Decrease) increase in accrued expenses and other current liabilities	(90,054)	79,187
Increase in other long-term obligations	99,407	21,823
Net cash provided by operating activities	1,361,016	1,151,001

Investing activities:
Acquisition of property and equipment	(470,377)	(528,475)
Acquisition of businesses and investments in joint ventures, net of cash acquired	(178,077)	(31,750)
Proceeds from the sale of short-term investments	4,579,460	8,358,384
Purchase of short-term investments	(4,148,716)	(8,223,063)
Net cash used in investing activities	(217,710)	(424,904)

Financing activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock purchase plans	178,504	195,263
Proceeds from borrowings	11,796	13,988
Payments on borrowings	(206,515)	(5,191)
Cash dividends paid	(207,552)	(160,883)
Excess tax benefits from stock-based compensation arrangements	18,557	36,069
Purchase of treasury stock, net	(760,977)	(775,822)
Net cash used in financing activities	(966,187)	(696,576)

Effect of exchange rate changes on cash	50,658	10,328

Net increase in cash and cash equivalents	227,777	39,849
Cash and cash equivalents at beginning of period	1,017,671	977,822
Cash and cash equivalents at end of period	$1,245,448	$1,017,671

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)

	(Unaudited)
	Fourth Quarter Ended		Fiscal Year Ended
	February 2,	February 3,	February 2,	February 3,
	2008	2007	2008	2007
	(13 Weeks)	(14 Weeks)	(52 Weeks)	(53 Weeks)
Sales:
North American Retail	$2,795,262	$2,909,668	$10,020,941	$9,893,107
North American Delivery	1,717,203	1,657,696	6,614,202	5,908,872
International Operations	811,977	718,555	2,737,539	2,358,810
Total sales	$5,324,442	$5,285,919	$19,372,682	$18,160,789

Business Unit Income:
North American Retail	$296,786	$330,799	$949,038	$957,386
North American Delivery	205,178	190,761	712,558	623,908
International Operations	55,042	38,976	97,996	50,511
Total business unit income	557,006	560,536	1,759,592	1,631,805
Stock-based compensation	(40,147)	(37,824)	(173,343)	(157,907)
Total reportable segments	516,859	522,712	1,586,249	1,473,898
Interest and other income, net	3,477	2,929	6,233	8,259
Impact of correction of prior year's stock-based compensation	-	-	-	(10,829)
Impact of wage and hour settlement	-	-	(38,000)	-
Income before income taxes and minority interest	$520,336	$525,641	$1,554,482	$1,471,328

Reconciliation of GAAP to Non-GAAP Financial Measures

STAPLES, INC. AND SUBSIDIARIES
Proforma Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	Quarter Ended
	February 2, 2008	February 3, 2007
	As reported	As reported	14th week	13 weeks without one time items

Sales	$ 5,324,442	$ 5,285,919	$ (369,775)	$ 4,916,144
Cost of goods sold and occupancy costs	3,774,751	3,739,977	(271,775)	3,468,202
Gross profit	1,549,691	1,545,942	(98,000)	1,447,942

Operating and other expenses:
Operating and selling	824,541	807,327	(41,000)	766,327
General and administrative	204,308	211,155	(2,000)	209,155
Amortization of intangibles	3,983	4,748	-	4,748
Total operating expenses	1,032,832	1,023,230	(43,000)	980,230

Operating income	516,859	522,712	(55,000)	467,712

Interest and other expense, net	(3,477)	(2,929)	-	(2,929)
Income before income taxes and minority interest	520,336	525,641	(55,000)	470,641
Income tax expense	187,321	189,230	(19,800)	169,430
Income before minority interest	333,015	336,411	(35,200)	301,211
Minority interest	(166)	(87)	-	(87)
Net income	$ 333,181	$ 336,498	$ (35,200)	$ 301,298

Earnings Per Share:

Basic earnings per common share	$ 0.48	$ 0.47	$ (0.05)	$ 0.42

Diluted earnings per common share	$ 0.47	$ 0.46	$ (0.05)	$ 0.41

Weighted average shares outstanding:

Basic	697,410,720	714,704,854

Diluted	710,563,111	734,107,022

Reconciliation of GAAP to Non-GAAP Financial Measures

STAPLES, INC. AND SUBSIDIARIES
Proforma Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	Year Ended
	February 2, 2008			February 3, 2007
	As reported	Wage and hour settlement	Pro forma $	As reported	Tax benefit	Correct-ion for prior years' stock-based compen-sation	53rd week	52 weeks without one time items

Sales	$ 19,372,682	$ -	$ 19,372,682	$ 18,160,789	$ -	$ -	$ (369,775)	$ 17,791,014
Cost of goods sold and occupancy costs	13,822,011	-	13,822,011	12,966,788	-	(343)	(271,775)	12,694,670
Gross profit	5,550,671	-	5,550,671	5,194,001	-	343	(98,000)	5,096,344

Operating and other expenses:
Operating and selling	3,131,774	-	3,131,774	2,946,249	-	(3,887)	(41,000)	2,901,362
General and adminis-trative	854,984	(38,000)	816,984	770,268	-	(6,599)	(2,000)	761,669
Amortization of intangibles	15,664	-	15,664	14,415	-	-	-	14,415
Total operating expenses	4,002,422	(38,000)	3,964,422	3,730,932	-	(10,486)	(43,000)	3,677,446

Operating income	1,548,249	38,000	1,586,249	1,463,069	-	10,829	(55,000)	1,418,898

Interest and other income, net	(6,233)	-	(6,233)	(8,259)	-	-	-	(8,259)
Income before income taxes and minority interest	1,554,482	38,000	1,592,482	1,471,328	-	10,829	(55,000)	1,427,157
Income tax expense	559,614	13,680	573,294	497,972	33,343	2,262	(19,800)	513,777
Income before minority interest	994,868	24,320	1,019,188	973,356	(33,343)	8,567	(35,200)	913,380
Minority interest	(802)		(802)	(321)	-	-	-	(321)
Net income	$ 995,670	$ 24,320	$ 1,019,990	$ 973,677	$ (33,343)	$ 8,567	$ (35,200)	$ 913,701

Earnings Per Share:

Basic earnings per common share	$ 1.41	$ 0.04	$ 1.45	$ 1.35	$ (0.05)	$ 0.01	$ (0.04)	$ 1.28

Diluted earnings per common share	$ 1.38	$ 0.04	$ 1.42	$ 1.32	$ (0.05)	$ 0.01	$ (0.04)	$ 1.24

Weighted average shares outstanding:

Basic	704,828,447			720,527,652

Diluted	720,202,271			739,678,366

CONTACT:
Staples, Inc.
Media Contact:
Paul Capelli, 508-253-8530
or
Owen Davis, 508-253-8468
or
Investor Contact:
Laurel Lefebvre, 508-253-4080
or
Chris Powers, 508-253-4632